Notice of Guaranteed Delivery
                                       for
                         Subscription Warrants Issued by
                                GSE Systems, Inc.

         This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated [ ________ ], 2001 (the 'Prospectus') of GSE Systems, Inc., a Delaware corporation ('GSE Systems'), if a holder of Rights cannot deliver the Subscription Warrant(s) evidencing the Rights to Continental Stock Transfer & Trust Company (sometimes referred to herein as the 'Subscription Agent') at or prior to [ _____ ], 2001, at 5:00 p.m. Eastern Time, unless extended (the 'Expiration Date'). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See the discussion set forth under 'The Rights Offering -- Procedures to Exercise Rights' in the Prospectus.

Regardless of the manner of delivery of the Subscription Warrant, payment of the Subscription Price of $2.53 per share for each share of GSE Systems common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. Eastern Time on the Expiration Date.

         The Subscription Agent is:

                   Continental Stock Transfer & Trust Company
                         Attn: Reorganization Department
                                   2 Broadway
                            New York, New York 10004
                    Telephone: (212) 509-4000, extension 535
                               Fax: (212) 616-7610

         Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of Subscription Warrant(s) representing ____________________ Rights and that such Subscription Warrant(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per each whole Right represented by such Subscription Warrant (as rounded up for fractional Rights, as described in the Prospectus) and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that Shares are available, for an aggregate of up to ____________________Shares. The undersigned understands that payment of the Subscription Price of $2.53 per Share for each Share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. Eastern Time on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $____________, either (check appropriate box):

[ ] is being delivered to Continental Stock Transfer & Trust Company, as Subscription Agent, herewith or

[ ] has been delivered separately to Continental Stock Transfer & Trust Company, as Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[ ] wire transfer of funds (name of transferor institution) _________________ date of transfer ______________________________________________

          confirmation number (if available) _______________________________

[ ] uncertified check (payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[ ] certified check

[ ] bank draft (cashier's check)

[ ] U.S. postal money order (name of maker) _________________________

          date of check, draft or money order number ________________________

          bank on which check is drawn or issuer of money order ______________

Signature(s) _____________________________________________________________

Name(s) ________________________________________________________________

________________________________________________________________________
                             (Please Type or Print)




Address(es)
_________________________________________________________________________
                                                       (Zip Code)

Area Code and Tel. No(s). ________________________________________________


Subscription Warrant No(s). (if available) ________________________________

                              Guaranty Of Delivery
          (Not to be used for Subscription Warrant Signature Guarantee)

         The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three American Stock Exchange trading days after the date hereof.

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
                                    (Address)

______________________________________________________________________________
                        (Area Code and Telephone Number)

Dated:__________________________________________________________________, 2001


______________________________________________________________________________
(Name of Firm)

______________________________________________________________________________
(Authorized Signature)

         The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Warrant(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


BA3#185973